FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND CONSENT

This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this "Amendment and Consent") is entered into as of January 31, 2005 by and among SYNALLOY CORPORATION, a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as "Borrowers"), and WELLS FARGO FOOTHILL, INC., formerly known as Foothill Capital Corporation, a California corporation ("Lender").

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of July 26, 2002, as amended by that certain First Amendment to Loan and Security Agreement dated as of January 28, 2003, as further amended by that certain Second Amendment to Loan and Security Agreement and Consent dated as of July 24, 2003, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of July 12, 2004 and as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of September 8, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") (capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Loan Agreement); and

WHEREAS, Borrowers and Lender have agreed to amend certain terms and conditions of the Loan Agreement as set forth herein; and

WHEREAS, Blackman Uhler, L.L.C., a Delaware limited liability company ("Blackman Uhler") is a Borrower under the Loan Agreement; and

WHEREAS, the Parent has requested that the Lender consent to Blackman Uhler's sale of certain of its colors division and corresponding assets (the "Assets") to Greenville Colorants, LLC ("Colorants") for a net purchase price of $4,500,000 or such greater amount as may be determined pursuant to the provisions of that certain Asset Purchase Agreement between Colorants and Blackman Uhler dated as of December 23, 2004 (the "Asset Purchase Agreement") and waive the provisions of Section 7.4 of the Loan Agreement to permit such sale of Assets; and

WHEREAS, the Lender has agreed to the requested consents and waiver on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  AMENDMENTS TO THE LOAN AGREEMENT  .

      Amendment to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement, "Definitions", is hereby amended and modified by inserting the following definitions in correct alphabetical order:

      ""Fifth Amendment" means that certain Fifth Amendment to Loan and Security Agreement and Consent dated as of January 31, 2005 among Borrowers and Lender."

      ""Fifth Amendment Effective Date" shall mean the Fifth Amendment Effective Date as defined in the Fifth Amendment."

      Amendments to Section 2.1 of the Loan Agreement. Section 2.1 of the Loan Agreement, "Revolver Advances", is hereby modified and amended as follows:
        By deleting the word "and" immediately preceding clause (ii) of first sentence of Section 2.1(b);
        By deleting the period at the end of clause (ii) of the first sentence of Section 2.1(b) and by substituting "; and" in lieu thereof; and
        By inserting the following new clause (iii) at the conclusion of the first sentence of Section 2.1(b) (as amended hereby):

  "(iii) an amount equal to 50% of amount of the Eligible Accounts in existence as of the Fifth Amendment Effective Date arising from Borrowers' color division."

  CONSENT  .

  The Lender hereby consents to Blackman Uhler's sale of the Assets to Colorants, pursuant to the provisions of the Asset Purchase Agreement, and the Lender hereby waives the provisions of Section 7.4 of the Loan Agreement solely to the extent necessary to consummate such sale of Assets so long as the proceeds from the sale of Assets are deposited and applied in accordance with the provisions of Section 2.4 and Section 2.7, respectively, of the Loan Agreement. Lender agrees that upon receipt by Lender of the Purchase Price as set forth in Section 4.2 hereof, Lender will release its lien on all of the rights and assets being transferred to Colorants (but not the proceeds thereof) pursuant to the Asset Purchase Agreement and agrees to file, at the cost of the Borrowers, a partial release evidencing the same in all appropriate jurisdictions. Such partial release shall not affect the Lender's lien or all other Collateral of the Borrowers and Guarantors, which lien shall remain in full force and effect.

  NO OTHER AMENDMENTS AND WAIVERS  .

  Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment and Consent shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments and waiver set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment and Consent shall not constitute a modification of the Loan Agreement or a course of dealing with Lender at variance with the Loan Agreement such as to require further notice by Lender to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that Lender reserves the right to, and does in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. Borrowers have no knowledge of any challenge to Lender's claims arising under the Loan Documents or the effectiveness of the Loan Documents.

  CONDITIONS PRECEDENT TO EFFECTIVENESS  .

  This Amendment and Consent shall become effective and be deemed effective upon Lender's receipt of each of the following in form and substance acceptable to Lender (such date being the "Fifth Amendment Effective Date"):

      counterparts of this Amendment and Consent duly executed by Borrowers and Lender;
      receipt by Lender of Purchase Price to the account set forth in Attachment A hereto; and
      such other information, documents, instruments or approvals as Lender or Lender's counsel may reasonably require.

  REPRESENTATIONS AND WARRANTIES OF BORROWERS  .

  Each Borrower represents and warrants to Lender as follows:

      Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.
      The execution, delivery, and performance by each Borrower of this Amendment and Consent and the Loan Documents to which it is a party, as amended hereby, are within such Borrower's corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower.
      The execution, delivery, and performance by each Borrower of this Amendment and Consent and the Loan Documents to which it is a party, as amended hereby, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.
      This Amendment and Consent and each other Loan Document to which each Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
      No Default or Event of Default exists or shall result from the sale of the Assets to Colorants.

  MISCELLANEOUS  .

      Counterparts. This Amendment and Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment and Consent by telefacsimile or by email transmission of an Adobe portable document format file (also known as a "PDF file") shall be equally as effective as delivery of an original executed counterpart of this Amendment and Consent. Any party delivering an executed counterpart of this Amendment and Consent by telefacsimile or by email also shall deliver an original executed counterpart of this Amendment and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment and Consent.
      Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment and Consent, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.
      Costs, Expenses and Taxes. Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and Consent and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.
      Governing Law. The validity of this Amendment and Consent, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law principles thereof.
      Loan Document. This Amendment and Consent shall be deemed to be a Loan Document for all purposes.

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